FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF AVANTOR, INC. * * * * * The present name of the corporation is Avantor, Inc. (the “Corporation”). The Corporation was incorporated under the name “Vail Holdco Corp” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 3, 2017, which was amended and restated on November 21, 2017, amended on February 6, 2019 and May 16, 2019, and amended and restated on May 20, 2019 and May 13, 2021 (the “Third Amended and Restated Certificate of Incorporation”). This Fourth Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the Third Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”). The Third Amended and Restated Certificate of Incorporation is hereby amended, integrated and restated to read in its entirety as follows: ARTICLE I NAME The name of the Corporation is Avantor, Inc. ARTICLE II REGISTERED OFFICE AND AGENT The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company. ARTICLE III PURPOSE The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under DGCL. ARTICLE IV CAPITAL STOCK The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 825,000,000, which shall be divided into two classes as follows: 750,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and 75,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

2 Capital Stock. A. Common Stock and Preferred Stock may be issued from time to time by the Corporation for such consideration as may be fixed by the Board of Directors of the Corporation (the “Board of Directors”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) and as may be permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding. B. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in such holder’s name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Fourth Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Fourth Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL. C. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Fourth Amended and Restated Certificate of Incorporation (or any certificate of designation relating to such series of Preferred Stock). D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of capital stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine. E. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of capital stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. F. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Fourth Amended and Restated Certificate of Incorporation (or any certificate of designation relating to any series of Preferred Stock).

3 ARTICLE V AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the DGCL and all rights conferred upon stockholders are granted subject to this reservation. B. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the amended and restated bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Fourth Amended and Restated Certificate of Incorporation, subject to the power of the stockholders to repeal, alter, amend and rescind, in whole or in part, the Bylaws made by the Board of Directors. ARTICLE VI BOARD OF DIRECTORS A. Except as otherwise provided in this Fourth Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors, each director shall hold office until the next annual meeting of stockholders and until such director’s successor shall be duly elected and qualified, or until such director’s earlier death, resignation or removal from office. B. Any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until such director’s successor shall be duly elected and qualified, or until such director’s earlier death, resignation or removal. C. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of the holders of at least 662Ú3% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class. D. Elections of directors need not be by written ballot unless the Bylaws shall so provide. E. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director’s earlier death, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

4 ARTICLE VII LIMITATION OF DIRECTOR AND OFFICER LIABILITY A. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty owed to the Corporation or its stockholders as a director or officer. For purposes of this Article VII, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as currently in effect or as may hereafter be amended from time to time. B. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Fourth Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification. ARTICLE VIII ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock. B. Special meetings of stockholders may only be called (i) at any time and for any purpose or purposes, by the Board of Directors, or by the Chairperson of the Board of Directors, or (ii) by the Board of Directors upon the written request of the stockholders pursuant to paragraph C of this Article VIII. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the Chairperson of the Board of Directors. C. A special meeting of stockholders shall be called by the Board of Directors pursuant to clause (ii) of paragraph B of this Article VIII at the written request or requests to the secretary (the “Secretary”) of the Corporation (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of holders of record who Own (as defined in paragraph (D) of Section 2.12 of the Bylaws) shares of capital stock representing 20% or more of the voting power entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Special Meeting Requisite Percentage”) continuously for at least one year as of both the date the Special Meeting Request is submitted to the Corporation and the record date for determining stockholders eligible to vote at the applicable special meeting, and must continue to Own the Special Meeting Requisite Percentage at all times between and including the date the Special Meeting Request is submitted to the Corporation and the date of the applicable special meeting; provided that if and to the extent a stockholder is acting on behalf of one or more beneficial owners only the shares Owned by such beneficial owner or owners, and not any other shares Owned by any such stockholder, shall be counted for purposes of satisfying the foregoing ownership requirement. The Special Meeting Requests to the Corporation must be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting (each, a “Requesting Stockholder”), must comply with this paragraph C of Article VIII, and shall include (1) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (2) the information required by paragraph (A)(3) of Section 2.03 of Article II of the Bylaws as to the business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the stockholder(s) proposing such business or nominations (including the information update requirements); (3) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (4) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of (a) any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder’s Ownership as of the date on which the Special Meeting Request was submitted to the Corporation and (b) any material change prior to the time of the special

5 meeting in any Requesting Stockholder’s Ownership; (5) an acknowledgement that any disposition of shares of the Corporation’s capital stock entitled to vote generally in the election of directors prior to the special meeting included within any Requesting Stockholder’s Ownership as of the date on which the Special Meeting Request was submitted to the Corporation shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders’ aggregate Ownership to less than the Special Meeting Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request; and (6) documentary evidence that the Requesting Stockholders Owned the Special Meeting Requisite Percentage as of the date of submission of the Special Meeting Request to the Corporation and for a minimum of one full year prior to the date of such submission; provided, however, that if any of the Requesting Stockholders are not the beneficial owners of the shares of capital stock representing the Special Meeting Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten days after the date of submission of the Special Meeting Request to the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made had, together with any Requesting Stockholders who are beneficial owners, Owned the Special Meeting Requisite Percentage as of the date of submission of such Special Meeting Request to the Corporation and for a minimum of one full year prior to the date of such submission. D. A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (1) the Special Meeting Request does not comply with this Article VIII; (2) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under the Certificate of Incorporation or applicable law; (3) the Special Meeting Request is delivered during the period commencing 60 days prior to the next annual meeting of stockholders and ending on the date that is 60 days after the next annual meeting; (4) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, (a) was presented at an annual or special meeting of stockholders held not more than 12 months before submission of the Special Meeting Request or (b) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 90 days of the receipt by the Corporation of a Special Meeting Request; (5) a proposed item of business involves the election or removal of directors, changing the size of the Board of Directors, the filling of vacancies, if otherwise permitted by the Bylaws, and/or newly created directorships resulting from any increase in the authorized number of directors or any similar matter (as determined in good faith by the Board of Directors, an “Election Item”) and any Election Item (a) was presented at an annual or special meeting of stockholders held not more than 90 days before submission of the Special Meeting Request or (b) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 90 days of the receipt by the Corporation of a Special Meeting Request; or (6) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law. E. In determining whether a special meeting of stockholders has been requested by the record holders of shares of capital stock representing in the aggregate at least the Special Meeting Requisite Percentage, multiple Special Meeting Requests delivered to the Corporation will be considered together only if (1) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the requested special meeting (in each case as determined in good faith by the Board of Directors) and (2) such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Special Meeting Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. F. Special meetings of the stockholders shall be held on such date, at such time, and at such place as may be designated by the Board of Directors in accordance with the Bylaws; provided, however, that in the case of a special meeting requested by stockholders pursuant to paragraph C of this Article VIII, the date of any such special meeting shall not be more than 90 days after Special Meeting Requests that satisfy the requirements of this Article VIII are received by the Corporation.

6 G. If none of the Requesting Stockholders appears in person or by proxy or sends a duly authorized agent to present the business specified in the Special Meeting Request to be presented for consideration, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the Corporation. H. Business transacted at any special meeting called pursuant to this Article VIII shall be limited to (1) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Stockholders holding in the aggregate the Special Meeting Requisite Percentage and (2) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting. I. An annual meeting of stockholders for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof. ARTICLE IX DGCL SECTION 203 AND BUSINESS COMBINATIONS A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL. B. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless: 1. prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or 2. upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or 3. at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 662Ú3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder. C. The restrictions contained in this Article IX shall not apply if a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership. D. For purposes of this Article IX, references to: 1. “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person. 2. “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock;

7 (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person. 3. “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means: (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article IX is not applicable to the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; (iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments); (iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or (v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary. 4. “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract,

8 or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity. 5. “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3)-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include or be deemed to include, in any case, any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided, however, that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. 6. “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates: (i) beneficially owns such stock, directly or indirectly; or (ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock. 7. “person” means any individual, corporation, partnership, unincorporated association or other entity. 8. “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest. 9. “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

9 ARTICLE X MISCELLANEOUS A. If any provision or provisions of this Fourth Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Fourth Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Fourth Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law. B. Unless the Corporation consents in writing to the selection of an alternative forum, the state or federal courts (as appropriate) located within the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Corporation, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) action against the Corporation or any director or officer of the Corporation involving a claim or defense arising pursuant to any provision of the DGCL or this Fourth Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), (iv) action against the Corporation or any director or officer of the Corporation involving a claim or defense implicating the internal affairs doctrine, or (v) action against the Corporation or any director or officer of the Corporation involving a claim or defense arising pursuant to the Exchange Act or the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X(B). [Remainder of Page Intentionally Left Blank]

[Signature Page to Fourth Amended and Restated Certificate of Incorporation] IN WITNESS WHEREOF, Avantor, Inc. has caused this Fourth Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 9th day of May, 2024. Avantor, Inc. By: /s/ Claudius Sokenu Name: Claudius Sokenu Title: Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary